Exhibit 99.2


Press Release

February 27, 2004

For Immediate Release
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For Information Contact:
Eric R. Anderson, Vice President, Investor Relations - 202.969.1866

NCRIC Group, InC. Appoints Financial Expert to Its Board

WASHINGTON, D.C. -- NCRIC Group, Inc. (NCRIC) (Nasdaq National Market: NCRI), a leading provider of medical professional liability insurance and physician practice management services in the Mid-Atlantic region, today announced the addition of Mr. Frank Ross to its Board of Directors. Mr. Ross, who formerly served as managing partner of KPMG LLP Mid-Atlantic Area and was elected to three terms on the KPMG US and KPMG Americas Boards of Directors, brings to NCRIC more than 38 years of experience in public accounting and auditing. He had responsibility for regional sales and delivery of all Audit and Risk Advisory services at KPMG, including Financial Statement Audit, Risk Advisory Services, Internal Audit Outsourcing, Business Measurement Processes, and other services. Mr. Ross has also served in various capacities on numerous non-profit Boards.

"Mr. Ross brings a wealth of financial knowledge and broad experience to the Board, and we are extremely pleased he has agreed to join us," stated NCRIC Chairman Nelson P. Trujillo, M.D. "While our board possessed strong financial proficiency, it was important to have a board member who met the specific criteria outlined by Sarbanes-Oxley for financial expertise as we chart the course for NCRIC over the next several years. In Mr. Ross, we not only found that financial expertise, but a leader in the accounting and auditing profession."

Mr. Ross commented that he is aware of the recent challenges NCRIC has faced and is looking forward to working with both the Board and management in his role as a director. "I was very impressed at the candor with which the recent issues facing the company, including the hospital collection litigation verdict and the reserve strengthening, were discussed with me by senior management and members of the Governance Committee of the Board of Directors. I completed a due diligence process before accepting this opportunity and believe that NCRIC has put in place a solid financial framework for continued success."

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"Our growth has accelerated substantially since the completion of our second-step conversion in June 2003," stated NCRIC President and CEO R. Ray Pate, Jr. "Mr. Ross brings unique expertise and contacts to our Board of Directors. I believe that the Company will greatly benefit from his experience and skills in both finance and corporate strategy. I couldn't be more pleased to have Mr. Ross join our Board of Directors."

Mr. Ross's appointment to the Board of Directors commences on March 1, 2004, and he will be up for election at the 2005 annual meeting of NCRIC shareholders.

Safe Harbor Information
Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. These forward-looking statements include: statements of our goals, intentions and expectations; statements regarding our business plans, prospects, growth and operating strategies; and estimates of our risks and future costs and benefits. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:

     o general economic conditions, either nationally or in our market area, that are worse than expected;
     o    price competition;
     o inflation and changes in the interest rate environment and performance of financial markets;
     o    adverse changes in the securities markets;
     o    changes  in  laws  or   government   regulations   affecting   medical
          professional liability insurance and practice management and financial services;
     o    NCRIC, Inc.'s concentration in a single line of business;
     o    our ability to successfully integrate acquired entities;
     o    changes to our ratings assigned by A.M. Best;
     o    impact of managed healthcare;
     o uncertainties inherent in the estimate of loss and loss adjustment expense reserves and reinsurance;

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     o    the cost and availability of reinsurance;
     o changes in accounting policies and practices, as may be adopted by our regulatory agencies and the Financial Accounting Standards Board; and
     o    changes in our organization, compensation and benefit plans.

We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and wish to advise readers that the factors listed above could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. We do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

About NCRIC Group, Inc.
NCRIC Group, Inc. (NCRIC) is a healthcare financial services organization that assists individual physicians and groups of physicians in managing their practices by providing medical professional liability insurance, practice management and financial services, and employee benefits plan design and pension administration. In addition to its headquarters in Washington, D.C., NCRIC has offices in Richmond, Fredericksburg and Lynchburg, Virginia as well as Greensboro, North Carolina and provides services to more than 5,000 physician clients.

For further information, contact Eric R. Anderson, Vice President, Investor Relations; 1115 30th Street, NW, Washington, D.C. 20007; 202.969.1866, ext. 3102; anderson@ncric.com; or consult NCRIC's Web site, www.NCRIC.com.

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February 27, 2004





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